KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                 November 29, 2005


Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120
Radnor, PA 19087

                  Re:      Conestoga Funds
                           Post-Effective Amendment No. 3
                           File Nos. 333-90720; 811-21120
                           -------------------------------

Gentlemen:

         We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 3 to Conestoga Funds' Registration Statement on Form N-1A and to the incorporation by reference of our opinion dated September 30, 2002 as an exhibit to this Amendment.



                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP

                                Kramer Levin Naftalis & Frankel LLP